UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2014

GLOBAL FASHION TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52047 (Commission File Number)	11-3746201 (IRS Employer Identification No.)
264 Union Blvd., Totowa, New Jersey (Address of principal executive offices)	07512 (Zip Code)

Registrant’s telephone number, including area code (973) 291-8900

Premiere Opportunities Group, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Name Change

On August 4, 2014, the Board of Directors of Premiere Opportunities Group, Inc., a Nevada corporation (the “Company”) and the majority shareholders of the Company, approved an amendment to the articles of incorporation to change the name of the Company to "Global Fashion Technologies, Inc." (the "Name Change").  The Amendment was filed with the Secretary of State of Nevada on August 4, 2014, and is scheduled to be effective on August 15, 2014 at 5:00 p.m EDT.

The Reverse Stock Split

On August 4, 2014, the Board of Directors of the Company and the majority shareholders of the Company, approved a reverse stock split of the outstanding shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-350 (the “Reverse Stock Split”) effective at 5:00 p.m. EDT on August 15, 2014.  The Amendment was filed with the Secretary of State of Nevada on August 6, 2014, and is scheduled to be effective on August 15, 2014 at 5:00 p.m EDT.  As a result of the reverse stock split, every 350 of the Company’s old authorized common stock will be converted into one share of the Company’s new authorized common stock.

On August 7, 2014, the Company issued a press release announcing the Reverse Stock Split.  A copy of the press release is filed herewith as Exhibit 99.1.

Effective Date; Symbol; CUSIP Number.  The Company filed appropriate documents with FINRA (the Financial Industry Regulatory Authority) to effect the Name Change and Reverse Stock Split.  FINRA has not yet declared an effective date for the Name Change and Reverse Stock Split. When FINRA declares an effective date, the trading symbol will change.  In connection with the Reverse Stock Split, a new CUSIP number has been requested for the Company’s new common stock to distinguish stock certificates issued after the effective date of the Reverse Stock Split.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of shares of the Company’s Common Stock held by each stockholder will be converted automatically into the number of whole shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) 350.

No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Non-Certificated Shares; Certificated Shares. Stockholders who are holding their shares in electronic form at brokerage firms do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Stockholders holding paper certificates should send the certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the Reverse Stock Split to each requesting stockholder.

Signature Stock Transfer
2632 Coachlight Court
Plano, Texas  75093
Phone: (972) 612-4120
Facsimile: (972) 612-4122

State Filing. The Reverse Stock Split was effected by the Company filing a Certificate of Change (the “Certificate”) pursuant to Nevada Revised Statutes (“NRS”) Section 78.209 with the Secretary of State of the State of Nevada on August 4, 2014. The Certificate is not effective until the Effective Date.  A copy of the Certificate is attached hereto as Exhibit 5.2 and incorporate herein by reference.

Capitalization. As of July 28, 2014, there were 265,554,339 shares of Common Stock outstanding. As a result of the Reverse Stock Split, there will be approximately 758,727 shares of Common Stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares).

After the Reverse Stock Split, the Company’s authorized Common Stock of 400,000,000 shares will remain unchanged.

The Reverse Stock Split will not have any affect on the stated par value of the Common Stock.

The Reverse Stock Split does not affect the Company’s authorized preferred stock.

Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Stock Split.

All convertible securities of the Company outstanding immediately prior to the Reverse Stock Split will be appropriately adjusted by dividing the number of shares of Common Stock into which the convertible securities are exercisable or convertible by 350 and multiplying the exercise or conversion price thereof by 350, as a result of the Reverse Stock Split.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
5.1	Certificate of Amendment filed by Global Fashion Technologies, Inc. with the Secretary of the State of Nevada on August 6, 2014
5.2	Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209, as filed by Global Fashion Technologies, Inc. with the Secretary of the State of Nevada on August 6, 2014
99.1	Press Release of Global Fashion Technologies, Inc. dated August 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	GLOBAL FASHION TECHNOLOGIES GROUP, INC. (Registrant) By: /s/ Christopher Giordano Christopher Giordano Chairman, President & Treasurer

EXHIBIT INDEX

Exhibit Number	Description
5.1	Certificate of Amendment filed by Global Fashion Technologies, Inc. with the Secretary of the State of Nevada on August 6, 2014
5.2	Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209, as filed by Global Fashion Technologies, Inc. with the Secretary of the State of Nevada on August 6, 2014
99.1	Press Release of Global Fashion Technologies, Inc. dated August 7, 2014.